Exhibit 99.1

Applied UV Expands Executive Leadership Team with Appointment of Rhonda Wallen as Vice President of Product Marketing and Corporate Development

MOUNT VERNON, NY / ACCESSWIRE / December 14, 2020 / Applied UV, Inc. (NASDAQ:AUVI) ("Applied UV" or the "Company"), an infection prevention technology company that applies the power of narrow-range ultraviolet light ("UVC") to destroy pathogens safely, thoroughly, and automatically, today announced that Rhonda A. Wallen has joined the Company as Vice President of Product Marketing & Corporate Development. As part of the executive leadership and reporting to the Chief Executive Officer, Wallen will expand the Company's commercial capabilities and drive execution of corporate development activities, including acquisitions and strategic partnerships, licensing, and strategic product marketing functions. With more than 20 years of experience, Wallen brings to Applied UV deep leadership and expertise from prior operating roles at both large multinational and emerging growth life science companies as well as venture capital investing.

About Rhonda A Wallen:

Wallen joins Applied UV from Terumo BCT where she served as the head of Corporate Development for the $1 billion biomedical division of Terumo Corporation (4543.T-JP:TokyoSE), a multinational leader in medical technology. With responsibility for partnerships to augment the division's products and technologies for life-saving blood and cell-based therapies, Wallen was a member of the Global Commercial Leadership Team and its working group on marketing excellence. In this role she led the cross-functional evaluation and negotiation of strategic transactions ranging from international marketing alliances and co-development agreements to acquisitions, working with colleagues across borders and cultures.

Previously she served as Chief Operating Officer of Andarix Pharmaceuticals, a clinical stage oncology therapeutics company, and President of Caveo Therapeutics, a biotechnology company with reagent and therapeutic antibody product lines. In consulting roles with Cygnet Venture Management, she served as interim management for senior level business development and marketing functions, working with life science CEOs and founders to validate the strategic direction of emerging growth companies, articulate the core value proposition, define key milestones/use of proceeds, and complete corporate financings. Wallen was formerly an investment professional with Sequel Venture Partners, a venture capital fund with over $400 million under management.

Wallen holds an undergraduate degree in Biological Sciences from Stanford University, and graduate degrees in molecular biology and business from the University of Rochester School of Medicine, and Simon School of Business, respectively. Wallen serves as a board member for Boulder Community Health, and is an Advisory Board member of Aromyx. and DrugViu.

In this strategic role, Wallen will serve as an integral member of Applied UV's executive team and a key interface between the Company's engineering and product development teams, and its sales and marketing organization - translating customer needs into future product requirements, ensuring brand integrity and identifying and capitalizing on new business opportunities to complement and grow the Company's portfolio and capabilities.

"We are extremely pleased to announce the addition of Rhonda to Applied UV's executive management team. Rhonda's demonstrated track record of identifying new value-added products and developing strategies for expansion into new markets will be an important component of Applied UV's growth strategy," said Q Saeed, CEO of Applied UV. "Rhonda is coming on board at an exciting time at Applied UV as we seek to accelerate growth and build scale and depth in our offerings through both organic and inorganic investment. She is a respected leader in the healthcare industry, and I am confident she will make significant contributions to our ongoing success as we execute our growth and value creation strategy."

About Applied UV

Applied UV is focused on the development and acquisition of technology that address infection prevention in the healthcare, hospitality, commercial and residential markets. Our products utilize disinfection technology that applies the power of UVC to destroy pathogens safely, thoroughly, and automatically. The Company's SteriLumen technology was tested at an independent laboratory that found the SteriLumen mirror and drain to be greater than 97% and 99.99%, respectively, effective in killing the OC43 human coronavirus, a strain of human coronavirus that is genetically similar to SARS-CoV-2. According to the independent laboratory, it is expected that SARS-CoV-2, the virus that causes COVID-19 will be killed in a similar manner to OC43. The Company has two wholly owned subsidiaries; SteriLumen, Inc. ("SteriLumen") and Munn Works, LLC ("Munn Works"). SteriLumen develops disinfection devices and technology that combat health care acquired infections (HAIs). We formed a team to solve and patent a product and process to neutralize pathogens providing a compelling solution for the hospitality space and a solid path to entering the healthcare market. MunnWorks manufactures fine mirrors specifically for the hospitality industry. Our goal, at Munn Works, is to contribute to the creation of what our design industry clients seek: manufacturing extraordinary framed mirrors.

For more information about Applied UV, Inc., and its subsidiaries, please visit the following websites: https://www.applieduvinc.com/; https://sterilumen.com/; and, https://munnworks.com/.

Forward-Looking Statements

The information contained herein may contain "forward-looking statements." Forward-looking statements reflect the current view about future events. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to the view of management of Applied UV concerning its business strategy, future operating results and liquidity and capital resources outlook. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Applied UV Investor Relations

TraDigital IR
Kevin McGrath
+1-646-418-7002
kevin@tradigitalir.com